Exhibit 10.25

As of May 24, 2007

2000 MANAGEMENT STOCKHOLDER’S AGREEMENT

WHEREAS, this Management Stockholder’s Agreement (this “Agreement”) is entered into as of the Grant Date (the “Base Date”) between Amphenol Corporation, a Delaware Corporation (the “Company”), and the Optionee (the “Management Stockholder”) (the Company and the Management Stockholder being hereinafter collectively referred to as the “Parties”).

WHEREAS, the Company has granted (and in the future may make additional grants to) certain key employees of the Company (including the Management Stockholder) options to purchase shares of the Company’s common stock (the “Common Stock”) at a fixed exercise price per share (the “Base Price”) pursuant to the terms of the Fourth Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol Corporation and Subsidiaries (the “Option Plan”) and the related 2000 Non-Qualified Stock Option Grant Agreement (any and all grants under the Option Plan are hereinafter referred to as the “2000 Options”).

WHEREAS, this Agreement is one of several agreements (“Other Management Stockholders’ Agreements”) which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the grant of the Options and of the mutual agreements contained herein, the Parties agree as follows:

1.                                       Common Stock; Issuance of Options.

(a)                                  The Company shall have no obligation to sell any Common Stock upon the exercise of an Option to Purchase or otherwise to any person who is a resident or citizen of a state or other jurisdiction in which the sale of Common Stock to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction.

(b)                                 Subject to the terms and conditions hereinafter set forth as of the Base Date (which Base Date shall be different for future option awards, if any), the Company shall issue to the Management Stockholder the Option to Purchase (as set forth in the applicable Certificate of Stock Option Grant) and the Optionee shall accept the applicable 2000 Non-Qualified Stock Option Grant Agreement as a precondition to the effectiveness of the Option to Purchase.

2.                                       Management Stockholder’s Representations, Warranties and Agreements.

(a)                                  The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a “transfer”) any of the Common Stock issuable upon exercise of the 2000 Options (the “Option Stock”) unless such transfer complies with Section 3 of this Agreement.  If the Management Stockholder is an affiliate (as defined under Rule 405 of the rules and regulations promulgated under the Securities Act of 1933, as amended, (the “Act”) and as interpreted by the Board of Directors of the Company) of the Company (an “Affiliate”), the Management Stockholder also agrees and acknowledges that he will not transfer any shares of the Stock unless (i) the transfer is pursuant to an effective registration statement under the Act, and in compliance with applicable provisions of state securities laws or (ii) (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.  Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Sections 4, 8 or 9 hereof, (y) a transfer upon the death of the Management Stockholder to his executors, administrators, testamentary trustees, legatees or beneficiaries (the “Management Stockholder’s Estate”) or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (z) a transfer made after the Base Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Management Stockholder, his spouse or his lineal descendants (a “Management Stockholder’s Trust”) provided that such transfer is made expressly subject to this Agreement.

(b)                                 If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission (the “SEC”).

3.                                       Restriction on Transfer

No transfer of Option Stock in violation of this Agreement shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect.

4.                                       Definitions

For purposes of this Agreement the following definitions shall apply:  “Cause” shall mean (i) the Management Stockholder’s willful and continued failure to perform Management Stockholder’s duties with respect to the Company or its subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to Management Stockholder by the Company or (ii) misconduct by Management Stockholder involving (x) dishonesty or breach of trust in connection with Management Stockholder’s employment or (y) conduct which would be a reasonable basis for an indictment of Management Stockholder for a felony or for a misdemeanor involving moral turpitude or (z) which the Committee determines is likely to result in a demonstrable injury to the Company; and “Good Reason” shall mean (i) reduction in Management Stockholder’s base salary (other than a broad based salary reduction program affecting many members of management), (ii) a substantial reduction in Management Stockholder’s duties and responsibilities other than as approved by the Chief Executive Officer of the Company as of the date of this Agreement, (iii) the elimination or reduction of the Management Stockholder’s eligibility to participate in the Company’s benefit programs that is inconsistent with the eligibility of similarly situated employees of the Company to participate therein, or (iv) an involuntary transfer of the Management Stockholder’s primary workplace by more than fifty (50) miles from the workplace as of the date hereof.

5.                                       Continuing Effectiveness of Agreement

The Company may from time to time grant to the Management Stockholder additional options under the Option Plan, as currently in effect and as it may be amended from time to time, to purchase shares of Common Stock at a different Base Price.  Unless agreed otherwise any and all option awards made on or after May 24, 2007 under the Option Plan, as currently in effect or as it may be amended from time to time, shall be subject to the terms and conditions of this Agreement.

6.                                       The Company’s Representations and Warranties.

(a)                                  The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and (ii) the Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

(b)                                 The Company will file the reports required to be filed by it under the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock without registration under the Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Notwithstanding anything contained in this Section 6(b), the Company may de-register under Section 12 of the Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available.  Nothing in this Section 6(b) shall be deemed to limit in any manner the restrictions on sales of Stock otherwise contained in this Agreement.

7.                                       Rights to Negotiate Purchase.

Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing shares of Option Stock or the 2000 Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties.

8.                                       Notice of Change of Beneficiary.

Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust.  The Management Stockholder shall notify the Company immediately prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

9.                                       Recapitalizations, etc.

The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Option Stock or the 2000 Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Option Stock or the 2000 Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

10.                                 Management Stockholder’s Employment by the Company.

Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.

11.                                 State Securities Laws.

The Company hereby agrees to use its best efforts to comply with all state securities or “blue sky” laws which might be applicable to the sale of the Option Stock and the issuance of the 2000 Options to the Management Stockholder.

12.                                 Binding Effect.

The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

13.                                 Amendment

This Agreement may be amended only by a written or electronic instrument signed or accepted by the Parties hereto.

14.                                 Applicable Law.

The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.  Any suit, action or proceeding against the Management Stockholder, with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarters to another state, in the state where the Company’s corporate headquarters is then domiciled), and the Management Stockholder hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  By the execution and delivery of this Agreement, the Management Stockholder appoints The Corporation Trust Company, at its office in Wilmington, Delaware, as the case may be, as his agent upon which process may be served in any such suit, action or proceeding.  Service of process upon such agent, together with notice of such service given to the Management Stockholder in the manner provided in Section 20 hereof, shall be deemed in every respect effective service of process upon him in any suit, action or proceeding.  Nothing herein shall in any way be deemed to limit the ability of the Company to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Management Stockholder, in such other jurisdictions and in such manner, as may be permitted by applicable law.  The Management Stockholder hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarters to another state, in the state where the Company’s corporate headquarters is then domiciled) and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.  No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarters to another state, in the state where the Company’s corporate headquarters is then domiciled), and the Management Stockholder hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.  The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, or proceeding.  Each Party hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

15.                                 Miscellaneous.

In this Agreement (i) all references to “dollars” or “$” are to United States dollars and (ii) the word “or” is not exclusive.  If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

16.                                 Notices.

All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered to the Party to whom it is directed as set forth in this Section 16.

(a)                                  If to the Company by hand (whether by overnight courier or otherwise) or sent by overnight delivery or telecopy, to it at the following address or fax number:

Amphenol Corporation

358 Hall Avenue

P.O. Box 5030

Wallingford, Connecticut 06492-7530

Attn:  Chief Executive Officer

Phone:           (203) 265-8730

Fax:                           (203) 265-8628

(b)                                 If to the Management Stockholder by hand (whether by overnight courier or otherwise) or sent by overnight delivery or telecopy or email, to him or her at the address (including email address) set forth in the records of the headquarter’s Human Resources Department of the Company; or at such other address as either Party shall have specified by notice in writing to the other.

17.                                 Covenant Not to Compete; Protection of Confidential Information;

Nonsolicitation of Customers and Suppliers and Nonsolicitation of Employees.

(a)                                  In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees that for so long as the Management Stockholder is employed by the Company or one of its subsidiaries and for a period of one year thereafter (the “Noncompete Period”), the Management Stockholder shall provide a “Noncompete Undertaking”, which is that the Management Stockholder shall not, in any geographic region in the world in which the Management Stockholder acts or has acted for the Company or any division or subsidiary thereof, directly or indirectly, engage in the development, production, sale or distribution of any product produced, sold, distributed or which is in development (i) by the operation of the Company or the operation of the subsidiary of the Company which employed the Management Stockholder during the twelve (12) month period immediately preceding the Management Employee’s termination of employment or (ii) by the Company or its subsidiaries about which the Management Stockholder received any Confidential Information (as defined below).

(b)                                 At the Company’s option, if it elects to enforce the Noncompete Undertaking, in the event that the Management Stockholder’s employment is terminated by the Management Stockholder for Good Reason or by the operation of the Company without Cause, or if required by applicable law to give full force and effect to the Management Stockholder’s Noncompete Undertaking, then as additional consideration for the Noncompete Undertaking, the Company shall pay the Management Stockholder salary continuation in an amount equal to 50% of such Management Stockholder’s base salary on the date of the termination of the Management

Stockholder’s employment for the Noncompete Period.  In the event that the Management Stockholder’s employment with the Company or any of its subsidiaries is terminated by the Management Stockholder without Good Reason or by the Company with Cause then, except as required by applicable law, the Company shall not be required to pay the Management Stockholder any additional consideration for the Management Stockholder’s Noncompete Undertaking.

(c)                                  If (a) the Management Stockholder’s employment with the Company or any of its subsidiaries is terminated by the Management Stockholder without Good Reason or by the Company with Cause or (b) in the event that the Management Stockholder’s employment with the Company or any of its subsidiaries is terminated by the Management Stockholder with Good Reason or by the Company without Cause and the Company has exercised its option under the preceding subparagraph to enforce the Noncompete Undertaking, then at the Company’s option, the Noncompete Period may be extended for an additional one year period if (i) within nine months of the termination of the Management Stockholder’s employment, the Company gives the Management Stockholder notice of such extension and (ii) beginning with the first anniversary of such termination, the Company agrees to pay the Management Stockholder during such extended Noncompete Period in an amount equal to 50% of the Management Stockholder’s base annual salary at the time that the Management Stockholder’s employment with the Company was terminated.  The amounts referred to in paragraphs 17(b), if any, and 17(c) shall be paid in installments in a manner consistent with the then current salary payment policies of the Company or the operation or division of the Company or its subsidiary that employed the Management Stockholder.  For purposes of this Agreement, the phrase “directly or indirectly engage in” shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, a consultant, independent contractor, licensor of technology or otherwise.  During the Noncompete Period and any extended Noncompete Period the Management Stockholder shall be free to work in any employment approved by the Chief Executive Officer of the Company which approval shall not be unreasonably withheld.  Such approved employment shall not serve to reduce any payments that the Management Stockholder is receiving pursuant to this provision.

(d)                                 The Management Stockholder will not disclose or use at any time any Confidential Information (as defined below) of which the Management Stockholder is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Management Stockholder’s performance of duties, if any, assigned to the Management Stockholder by the Company.  As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used or developed by the Company or its subsidiaries or that is obtained by the Company or its subsidiaries from its customers, suppliers and/or consultants in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods, (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers, vendors and clients and customer, vendors or client lists, (x) personnel information, (xi) other copyrightable works, (xii) all technology and trade secrets, and (xiii) all similar and related information in whatever form.  Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Management Stockholder proposes to disclose or use such information.  The Management

Stockholder acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related information which relate to the actual or anticipated business of the Company and its subsidiaries (including its predecessors) and conceived, developed or made by the Management Stockholder while employed by the Company or its subsidiaries belong to the Company.  The Management Stockholder will perform all actions reasonably requested by the Company (whether during or after employment with the Company or the Noncompete Period) to establish and confirm such ownership at the Company’s expense (including without limitation assignments, consents, powers of attorney and other instruments).  If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of Confidential Information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.

(e)                                  In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees that for a period of twenty-four (24) months following the termination of Management Stockholder’s employment with the Company or with a subsidiary of the Company for any reason whatsoever, the Management Stockholder shall not, directly or indirectly, divert or attempt to divert nor assist others in diverting any business of the Company by soliciting, contacting or communicating with any customer or supplier of the Company with whom Management Stockholder had direct or indirect contact during the twelve (12) month period immediately preceding the termination of Management Stockholder’s employment.

(f)                                    In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees that for a period of twenty-four (24) months following the termination of Management Stockholder’s employment with the Company or with a subsidiary of the Company for any reason whatsoever, the Management Stockholder shall not, directly or indirectly, solicit, induce, attempt to induce or assist others in attempting to induce any employee of the Company with whom Management Stockholder has worked or had material contact with, during the twelve (12) month period immediately preceding the termination of his employment, to leave the employment of the Company or a subsidiary of the Company or to accept employment or affiliation with any other company or firm of which Management Stockholder becomes an employee, owner, partner or consultant.

(g)                                 Notwithstanding clauses (a), (b), (c), (d), (e) and (f) above, if at any time a court holds that the restrictions stated in such clauses (a), (b), (c), (d), (e) and (f) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).